As filed with the Securities and Exchange Commission on November 27, 1996.

                                                 Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BIRMINGHAM STEEL CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Delaware
                          (State of other jurisdiction
                        of Incorporation or organization)
                                   13-3213634
                                (I.R.S. Employer
                               Identification No.)

                             1000 Urban Center Drive
                                    Suite 300
                         Birmingham, Alabama 35242-2516
                                 (205) 970-1200
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               ------------------

                                  John M. Casey
                        Executive Vice President--Finance
                           and Chief Financial Officer
                          Birmingham Steel Corporation
                             1000 Urban Center Drive
                                    Suite 300
                         Birmingham, Alabama 35242-2516
                                 (205) 970-1200
          (Address, including zip code and telephone number, including area code, of agent for service)


                                   Copies to:

                                Gregory S. Curran
                                 Balch & Bingham
                               Post Office Box 306
                            Birmingham, Alabama 35201
                                  (205)251-8100
                               Charles I. Weissman
                    Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                          New York, New York 10022-9998
                                  (212)758-9500



              Approximate date of commencement of proposed sale to
         the public: As soon as practicable after the effective date of this Registration Statement.



         If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )



         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ( )



         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )



         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )



         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )






                         CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                      Proposed              Proposed
                                                       Maximum               Maximum             Amount of
 Title of Each Class of            Amount to be   Aggregate Offering     Aggregate Offering     Registration
 Securities to be Registered        Registered    Price per Share (1)        Price (1)               Fee
--------------------------------------------------------------------------------------------------------------
 Common Stock ($.01 par value).....   1,000,000          $16.50             $16,500,000           $5,689.66
                                     shares
==============================================================================================================

(1) Estimated pursuant to Rule 457 solely for determining the registration fee and based upon the average of the high and low sales price for such Common Stock on November 22, 1996, as reported on the New York Stock Exchange.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION -- DATED DECEMBER __, 1996


                                1,000,000 Shares

                          BIRMINGHAM STEEL CORPORATION

                                  Common Stock

                             ----------------------

         This Prospectus relates to 1,000,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") being offered by Birmingham Steel Corporation, a Delaware corporation (the "Company").

         The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BIR."
On December __, 1996, the last reported sale price of the Common Stock as reported on the NYSE was $_____ per share.
                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

================================================================================
                             Price         Underwriting                Proceeds
                              to          Discounts and                   to
                             Public       Commissions(1)              Company(2)
--------------------------------------------------------------------------------
Per Share .........           $             $                             $
--------------------------------------------------------------------------------
Total .............           $             $                             $
================================================================================
         (1)      See "Underwriting."

         (2) Before deducting expenses estimated at $__________, which are payable by the Company.
                             ----------------------

         The shares of Common Stock are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to its right to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New York, New York, on or about December __, 1996.
                             ----------------------

                            PaineWebber Incorporated
                             ----------------------

                   The date of this Prospectus is December __,
                                     1996.




         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE,
IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                             ----------------------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements contained or incorporated in this Prospectus which are not purely historical or which might be considered an opinion or projection concerning the Company or its business, whether express or implied, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements expressing the Company's expectations, hopes, anticipations, intentions, plans or strategies regarding the future. All forward-looking statements included or incorporated in this Prospectus are based upon information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those described or implied in such forward-looking statements. Among the factors that could cause actual results to differ materially are the factors described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, under the caption "Risk Factors That May Affect Operating Results," which report is incorporated herein by reference. Consideration should also be given to the risks and qualifications described from time to time in the Company's reports on Forms 10-Q, 8-K, 10-K, and Annual Report to Stockholders.


                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The shares of the Company's Common Stock are listed on the New York Stock Exchange Inc. ("NYSE"). Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission.

         This Prospectus, which constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended, omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, (iii) the Company's Current Report on Form 8-K, dated December __, 1996, and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 22, 1988.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference hereto shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered upon the written or oral request of any such person, a copy of any of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein). Such requests should be directed to Catherine W. Pecher, Vice President and Secretary, Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242-2516 (telephone (205) 970-1200).


                                   THE COMPANY

         Birmingham Steel Corporation (the "Company") is a manufacturer of commodity grade steel products and high quality rod, bar and wire products. The Company operates four non-union mini-mills located across the United States that produce primarily steel reinforcing bar ("rebar") and merchant products on a low-cost basis. The Company also specializes in manufacturing high quality steel rod, bar and wire products from semi-finished billets at its American Steel and Wire ("ASW") subsidiary. The Company, through its rebar/merchant facilities, produces carbon steel rebar products sold primarily to independent fabricators for use in the construction industry, and merchant products which include rounds, flats, squares, strip, angles and channel which are sold to fabricators, steel service centers and original equipment manufacturers for use in general industrial applications. The Company's principal executive offices are located at 1000 Urban Center Drive, Suite 300, Birmingham, Alabama, and its telephone number is (205)970-1200.


                                 USE OF PROCEEDS

         The Company will use all of the proceeds from the sale of the Shares to finance certain payments made by it under that certain Contribution Agreement (the "Contribution Agreement"), dated as of November 15, 1996, among IVACO, Inc., a Canadian corporation ("IVACO"), Atlantic Steel Industries, Inc., a New York corporation ("Atlantic"), the Company and Birmingham Southeast, LLC, a Delaware limited liability company ("Birmingham Southeast"), pursuant to which the Company and Atlantic formed Birmingham Southeast to own and operate a steel making facility located in Jackson, Mississippi, formerly owned by the Company, and a steel making facility located in Cartersville, Georgia, formerly owned by Atlantic, a subsidiary of IVACO. See "The Transaction."




                                 THE TRANSACTION

         The transactions contemplated by the Contribution Agreement (the "Transaction") were completed on December __, 1996. In the Transaction, the Company contributed to Birmingham Southeast substantially all of the operating assets, consisting primarily of real property, of a steel making facility located in Jackson, Mississippi and $43.3 million in cash, in exchange for 85% of the membership interest in Birmingham Southeast, and Atlantic contributed substantially all of the operating assets, consisting primarily of real property, of a steel making facility located in Cartersville, Georgia, in exchange for 15% of the membership interest in Birmingham Southeast and $43.3 million in cash.


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. The following description of the capital stock is qualified in all respects by reference to the Restated Certificate of Incorporation, as amended, and By-laws, as amended, of the Company, copies of which are on file at the Company's principal executive offices.

Common Stock

         The holders of Common Stock, subject to such rights as may be granted to the holders of Preferred Stock, elect all directors and are entitled to one vote per share. All shares of Common Stock participate equally in dividends when, as and if declared by the Board of Directors and share ratably, subject to the rights and preferences of any Preferred Stock, in net assets on liquidation. Shares prior to this offering are and shares to be outstanding upon completion of this offering will be duly authorized, validly issued, fully paid and nonassessable by the Company upon issuance. The shares of Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights.

Preferred Stock

         The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which is outstanding. Preferred Stock may be issued from time to time by the Board of Directors of the Company, without stockholder approval, in such series and with such preferences, conversion, redemption or other rights, voting powers, rights and preferences upon liquidation, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors in the resolution authorizing the issuance. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock; for example, the issuance of Preferred Stock could result in a class of securities outstanding that would have certain preferences with respect to dividends and in liquidation over the Common Stock, and that might enjoy certain voting rights, contingent or otherwise, in addition to those of the Common Stock, and that could result in a dilution of the voting rights, net income per share and net book value of the Common Stock.

Rights Agreement

         On January 16, 1996, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company at a price of $74 per one one-hundredth of a share of Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 16, 1996, as the same may be amended from time to time, between the Company and First Union National Bank of North Carolina, as Rights Agent.


         The Rights are exercisable only after a person (other than the Company or its employee benefit plans), together with all persons acting in concert with it, has acquired 10% or more of the Common Stock, or has commenced a tender offer for 10% or more of the Common Stock. If the Company engages in certain business combinations or a 10% shareholder engages in certain transactions with the Company, the Rights become exercisable for the Common Stock or common stock of the corporation acquiring the Company (as the case may be) at 50% of the then market price. Any Rights that are or were beneficially owned by a person who has acquired 10% or more of the Common Stock and who engages in certain transactions or realizes the benefits of certain transaction with the Company will become void. The Company may redeem the Rights at a specified price at any time until ten business days after public announcement that a person has acquired 10% or more of the outstanding shares of Common Stock. The Rights will expire on January 16, 2006, unless earlier redeemed by the Company. Unless the Rights have been previously redeemed, all shares of Common Stock issued by the Company will include Rights, including the Common Stock offered hereby.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the Distribution Date. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors.

Certain Provisions of the By-laws

         The By-laws provide that special meetings of stockholders may be called by the chairman or by a majority of the Board of Directors. The By-laws also establish an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings or special meetings of stockholders. In general, notice of intent to nominate a director or of other stockholder proposals must be received by the secretary of the Company not less than 60 nor more than 90 days prior to the date of the first anniversary of the preceding year's annual meeting, and must contain certain specified information concerning the person to be nominated. There are similar notice requirements for special meetings of stockholders. The existence of these provisions in the Company's By-laws may have the effect of discouraging a change in control of the Company and limiting shareholder participation in certain transactions or circumstances by limiting shareholders' participation to annual and special meetings of shareholders and making such participation contingent upon adherence to certain prescribed procedures.

Delaware Anti-Takeover Law

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "Anti-Takeover Law") regulating corporate takeovers. The Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on the New York Stock Exchange, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who acquired 15% or more of a corporation's outstanding voting stock without the prior approval of the corporation's board of directors) for three years following the date that such stockholder became an "interested stockholder." The current stockholders of the Company may not, by virtue of their current holdings, be deemed to be "interested stockholders" under this statute. A Delaware corporation may "opt out" of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. The Company has not "opted out" of the provisions of the Anti-Takeover Law.



Registrar and Transfer Agent

         The Company's registrar and transfer agent is First Union National Bank of North Carolina, Charlotte, North Carolina.


                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement between the Company and PaineWebber Incorporated (the "Underwriter"), the Underwriter has agreed to purchase from the Company all of the shares of Common Stock offered hereby.

         The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to approval of certain legal matters by counsel for the Company and to various other conditions. The nature of the Underwriter's obligations is such that, if any of the foregoing shares of Common Stock are purchased by the Underwriter, all such shares must be so purchased. A copy of the form of Underwriting Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

         The Company has been advised that the Underwriter proposes to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain selected dealers at such public offering price less a concession not in excess of $_____ per share. The Underwriter may allow, and the selected dealers may re-allow, a concession, not in excess of $____ a share, to certain other dealers. After the initial offering to the public, the offering price and other selling terms may be changed.

         The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make in respect thereof.


                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares of Common Stock offered will be passed upon for the Company by Balch & Bingham, Birmingham, Alabama. Certain legal matters in connection with this offering are being passed upon for the Underwriters by Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York.


                                     EXPERTS

         The consolidated financial statements (and schedule) of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1996, have been audited by Ernst & Young, L.L.P., independent auditors, as set forth in their reports thereon included and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.





No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.




                              --------------------







                                TABLE OF CONTENTS

                                                                            Page

Special Note Regarding Forward-
         Looking Statements...................................................2
Available Information.........................................................2
Incorporation of Certain Information
         by Reference.........................................................3
The Company...................................................................3
Use of Proceeds...............................................................3
The Transaction...............................................................4
Description of Capital Stock..................................................4
Underwriting..................................................................6
Legal Matters.................................................................6
Experts.......................................................................6








                                1,000,000 Shares



                                BIRMINGHAM STEEL
                                   CORPORATION



                                  Common Stock





                                   ----------

                                   PROSPECTUS
                                   ----------





                            PaineWebber Incorporated




                                   ----------



                                December __, 1996







                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        SEC Registration Fee                                          $5,689.66
        NASD Fee                                                       2,150.00
        New York Stock Exchange Listing Fee                           14,750.00
        Printing and Engraving Expenses                                1,500.00
        Accounting Fees and Expenses                                  30,000.00
        Legal Fees and Expenses                                       15,000.00
        Blue Sky Fees and Expenses                                     1,000.00
        Miscellaneous Expenses                                         1,000.00
                                                                      ---------
                                                                     $71,089.66

Each of the amounts set forth above, other than the Registration Fee, the NASD Fee, and the New York Stock Exchange Listing Fee, is an estimate.

Item 15. Indemnification of Directors and Officers

                  The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director of officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

                  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

                  The Company's By-Laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

                  The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

                  While the Company's By-laws provide officers and directors with protection from awards for monetary damage for breaches of their duty of care, they do not eliminate such duty. Accordingly, the By-laws will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or a director's breach of his or her duty of care.

Item 16. Exhibits

 Exhibit
 Number   Description

 1.1      Form of Underwriting Agreement

 5.1      Opinion of Balch & Bingham regarding legality of the Shares

23.1      Consent of Balch & Bingham (included in the opinion filed as Exhibit
          5.1)

23.2      Consent of Independent Auditors

24.1      Power of Attorney


Item 17. Undertakings

                  (a)      The Company hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                                    (i)     to include any prospectus required
                           by Section 10(a)(3) of the Securities Act;

                                    (ii) to reflect in the  prospectus any facts
                           or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                    (iii) to include  any  material  information
                           with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 27, 1996.

                                                 BIRMINGHAM STEEL CORPORATION



                                                  By:   /s/ John M. Casey
                                                        John M. Casey
                                                  Its:  Executive Vice President
                                                        -Finance and Chief
                                                        Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.







         Signature                   Title                        Date

            *
  ----------------------
  E. Mandell de Windt      Chairman--Executive Committee,     November 27, 1996
                           Director

            *
 -----------------------
 Robert A. Garvey           Chairman of the Board, Chief      November 27, 1996
                            Executive Officer, Director

            *
 ------------------------
 Harry Holiday, Jr.         Director                          November 27, 1996


            *
 -------------------------
 C. Stephen Clegg           Director                          November 27, 1996



            *
 --------------------------
 George A. Stinson          Director                          November 27, 1996



            *
 --------------------------
 E. Bradley Jones           Director                          November 27, 1996



            *
 --------------------------
 Reginald H. Jones          Director                          November 27, 1996



            *
 --------------------------
 T. Evans Wyckoff           Director                          November 27, 1996



            *
 --------------------------
 William J. Cabaniss, Jr.   Director                          November 27, 1996



            *
 --------------------------
 Robert D. Kennedy          Director                          November 27, 1996



 /s/Robert E. Powell
 --------------------------
 Robert E. Powell           Vice President-Controller         November 27, 1996



 /s/John M. Casey
 ---------------------------
 John M. Casey              Executive Vice President-Finance
                            & Chief Financial Officer         November 27, 1996


*By      /s/ John M. Casey
         -----------------------
         John M. Casey
         Attorney-in-Fact

Exhibit 1.1


                                1,000,000 Shares

                          BIRMINGHAM STEEL CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                              ______________, 1996

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

                  Birmingham Steel Corporation, a Delaware corporation (the "Company"), proposes to sell an aggregate of 1,000,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to PaineWebber Incorporated (being referred to herein as "you" or the "Underwriter").

                  The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by you shall be agreed upon by the Company and you, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and you and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

                  The Company confirms its agreement with you as follows.

                     1.  Agreement to Sell and Purchase.

              (a) On the basis of the respective representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Shares, at the purchase price per share for the Shares to be agreed upon by the Underwriter and the Company in accordance with Section l(b) and set forth in the Price Determination Agreement.

          (b) The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriter shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fifth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 4(j), Section 4(k) and Section 6 shall remain in effect.

            2. Delivery and Payment. Delivery of the Shares shall be made to the Underwriter against payment of the purchase price by wire transfer or Federal Reserve Funds check(s) to the account or accounts designated by the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payment shall be made at 10:00 a.m., New York City time, on the third business day after the date on which the first bona fide offering of the Shares to the public is made by the Underwriter or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the "Closing Date").

                  Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request at least two business days prior to the Closing Date by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

                  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the Underwriter shall be borne by the Company. The Company will pay and save the Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Shares.

              3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Underwriter that:

             (a) The Company meets the requirements for use of Form S-3, and a registration statement (Registration No. 333-_______) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriter. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

    (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession set forth in the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

       (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

       (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit B hereto (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

      (e) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

      (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements, if any, included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

       (g) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

            (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      (j)   Except  as  set  forth  in  the   Registration   Statement  and  the
Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, (A) which questions the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) which is required to be disclosed in the Registration Statement and the Prospectus which is not so disclosed or (C) wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations (a "Material Adverse Effect"). Neither the Company nor any Subsidiary have received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. There are no pending investigations known to the Company involving the Company, or any of its officers or directors in their capacities as such, by any governmental agency having jurisdiction over the Company or its business or operations or such persons. The disclosures in the Registration Statement concerning the effects of Federal, state, local and foreign laws, rules and regulations on the Company's business as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made.

        (k) The Company and each of its Subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

        (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National
Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriter of the Shares.

        (m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

        (n) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

        (o) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such documents and contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

        (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect.

        (q) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (r) No  holder  of   securities   of  the  Company  has  rights  to  the
registration of any securities of the Company because of the filing of the Registration Statement.

      (s) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

       (t) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

       (u) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all patents, patent applications, material trademarks and trade names and other intellectual property (collectively, the "Intellectual Property") which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the Company's knowledge, no claims have been asserted by any person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use, in connection with the business and operations of the Company and its Subsidiaries, of such Intellectual Property does not, to the Company's knowledge, infringe on the rights of any person.

       (v) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

       (w) The Company has complied, and until the completion of the distribution of the Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

        (x) Neither the Company nor, to the best of the Company's knowledge after due inquiry, any of its officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person or entity who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company or any other such individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might have a Material Adverse Effect.

     (y) The Company (i) has filed all necessary Federal, state and foreign tax returns, (ii) has paid all Federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), (iii) has established adequate reserves for all of such taxes which are not immediately due and payable, and (iv) does not have any tax deficiencies or claims outstanding, assessed or, to the Company's knowledge, threatened against it which may have a Material Adverse Effect.

             (z) The Company  maintains  insurance  policies  and surety  bonds,
including,   but  not  and  risks  reasonably   insured  against  by  comparable
businesses.

            (aa) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" (collectively, "ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which are intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from such a "multiemployer plan." The Company will not be subject to any material liability under ERISA or any ERISA Plans.

           (bb) Except as set forth in the Prospectus, no officer, director, stockholder or employee of the Company or any "affiliate" or "associate" (as such terms are defined in Rule 405 of the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any entity which (A) furnishes or sells services or products which are furnished or sold, or are proposed to be furnished or sold, by the Company or (B) purchases from or sells or furnishes to the Company any goods or services or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected, which interest is required to be disclosed in the Prospectus. Except as set forth in the Prospectus, there are no existing or proposed agreements, arrangements, understandings or transactions between or among the Company and any officer, director, stockholder or employee of the Company or any affiliate or associate of any of the foregoing persons or entities required to be disclosed in the Prospectus.

         (cc) The property, assets and operations of each of the Company and the Subsidiaries comply in all material respects with all applicable federal, state or local laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. None of the Company's nor any of the Subsidiaries' property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance regulated by or form the basis of liability under any Environmental Laws (a "Hazardous Material") into the environment or is in contravention of any federal, state, local or foreign law, order or regulation that would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against it with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any of the Subsidiaries has any materialease of Hazardous Material into the environment.

       4. Agreements of the Company. The Company agrees with the Underwriter as follows.

         (a) The Company shall timely file all such reports, forms or other documents as may be required from time to time under the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and all such reports, forms and documents so filed will comply as to form and substance with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations.

         (b) The Company shall not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

         (c) The Company shall use its best efforts to cause the Registration Statement to become effective, and shall notify the Underwriter promptly, and shall confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission or any state regulatory body of any stop order suspending the effectiveness of the Registration Statement or prohibiting or making illegal the offering of the Shares or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriter promptly of all such filings.

         (d) The Company shall furnish to the Underwriter, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

         (e) The  Company   shall  comply  with  all  the   provisions   of  any
undertakings contained in the Registration Statement.

         (f) On the Effective Date, and thereafter from time to time, the Company shall deliver to the Underwriter, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriter after reasonable notice thereof.

          (g) Prior to any public offering of the Shares by the Underwriter, the Company shall cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (h) During the period of five years commencing on the Effective Date, the Company shall furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

          (i) The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section ll(a) of the Act (including Rule 158 of the Rules and Regulations).

          (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement and all related agreements, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold, (v) the listing of the Shares on the New York Stock Exchange, (vi) any filings required to be made by the Underwriter with the NASD, and the fees, disbursements and other charges of counsel for the Underwriter in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) the transfer agent for the Shares and (x) the Accountants.

          (k) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company shall reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriter) reasonably incurred by them in connection herewith.

          (l)The Company shall not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which shall constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (m) The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

         (n) The Company will not, for a period of 90 days after the commencement of the public offering of the Shares without the prior written consent of the Underwriter, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee stock option or purchase plans or other employee incentive compensation arrangements).

        5. Conditions of the Obligations of the Underwriter. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriter hereunder are subject to the following conditions:

        (a) Notification that the Registration Statement has become effective shall be received by the Underwriter not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriter and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

        (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i),
(ii) and (iii).

        (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriter at the initial public offering price, (iii) there shall have been no transactions, not in the ordinary course of business, entered into by the Company and no liabilities or obligations incurred by the Company, in each case from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus, which are adverse to the Company, (iv) the Company has not issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class, debt (long-term or short-term) or, except in the ordinary course of business, liabilities or obligations of the Company (contingent or otherwise), except as set forth in the Registration Statement and Prospectus, and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus.

        (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect.

        (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

        (f) The Underwriter shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter, from Balch & Bingham, counsel to the Company, to the effect set forth in Exhibit C.

        (g) The Underwriter shall have received an opinion, dated the Closing Date, from Shereff, Friedman, Hoffman & Goodman, LLP, counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

        (h) On the date of the Prospectus, the Accountants shall have furnished to the Underwriter a signed letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, confirming that the Accountants are independent accountants and their opinion that the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and will set forth certain agreed upon procedures and the results thereof with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein as the Underwriter may request. At the Closing Date, the Accountants shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date.

        (i) At the Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that:

               (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

               (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

               (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

               (j) The Shares shall be qualified for sale in such states as the Underwriter may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

               (k) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

       (l) The Company shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

                  6.       Indemnification.

             (a) The Company will indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

             (b) The Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Underwriter might otherwise have.

         (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available ed parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of he indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

      (d)  In  order  to  provide  for  just  and  equitable   contribution   in
circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriter, the Company and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevanns with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

      (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

      7. Termination. The obligations of the Underwriter under this Agreement may be terminated without liability on the part of the Underwriter to the Company at any time prior to the Closing Date by notice to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriter
(i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

      8. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242, Attention: Executive Vice President and General Counsel, or (b) if to the Underwriter, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019,
Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                  This Agreement has been and is made solely for the benefit of the Underwriter, the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriter.

                  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enf The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriter and the Company.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                      Very truly yours,
                                      BIRMINGHAM STEEL CORPORATION



                                      By: ________________________________
                                           Name:
                                           Title:


Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED


By: ______________________________
       Name:
       Title:

Exhibit  5.1

                                 BALCH & BINGHAM
                               Post Office Box 306
                            Birmingham, Alabama 35201
                                  (205)251-8100




                                                 November 27, 1996




Birmingham Steel Corporation
1000 Urban Center Drive, Suite 300
Birmingham, Alabama  35242-2516

                  Re:      Birmingham Steel Corporation
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have examined the above-captioned registration statement and related prospectus filed by Birmingham Steel Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of 1,000,000 shares of its common stock, par value $.01 per share (the "Stock"). We have also examined certified copies of the Company's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the issuance and sale of the Stock. We are of the opinion that:

                  (a) The Company is a corporation duly organized and existing under the laws of the State of Delaware; and

                  (b) upon compliance with the relevant provisions of the Securities Act of 1933, upon compliance with the securities or "Blue Sky" laws of any jurisdiction applicable thereto, when appropriate resolutions authorizing the issuance and sale of the Stock have been duly adopted by the Board of Directors of the Company, when certificates for the Stock have been executed by the Company, countersigned and registered by the transfer agent and registrar and delivered for a consideration in cash equal to or greater than the par value of the Stock, the Stock will be valid and legally issued, fully paid and non-assessable shares of the Company, and the holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in the Company's Certificate of Incorporation, as amended.


                  We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement and to the statements made in regard to our firm under the caption "Legal Matters" in the related prospectus.

                                                               Yours very truly,


                                                             /s/ Balch & Bingham

Exhibit 23.2



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Birmingham Steel Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements and schedule of Birmingham Steel Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


November 25, 1996
Birmingham, Alabama

Exhibit 24.1


                                POWER OF ATTORNEY

                  WHEREAS, Birmingham Steel Corporation (the "Company") proposes to file a registration statement and amendments thereto under the Securities Act of 1933 with respect to the issuance of 1,000,000 shares of its $.01 par value common stock pursuant to the terms of an underwriting agreement between the Company and PaineWebber Incorporated, as underwriter.

                  NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of William R. Lucas, John M. Casey and Catherine W. Pecher their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement, including prospectuses, and any appropriate amendments thereto, to be a accompanied by any necessary exhibits.

                  The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

                  The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid, hereby giving and granting to said attorneys full power and authority to do so and perform all and every act and thing whatsoever requisite and necessary to complete the foregoing, hereby ratifying and confirming all that said attorneys may or shall do, or cause to be done, by virtue hereof.

                  DONE this the 26th day of November, 1996.



/s/Robert A. Garvey
--------------------------
Robert A. Garvey


/s/E. Mandell deWindt
--------------------------
E. Mandell deWindt


/s/Harry Holiday, Jr.
--------------------------
Harry Holiday, Jr.


/s/C. Stephen Clegg
--------------------------
C. Stephen Clegg


/s/George A. Stinson
--------------------------
George A. Stinson


/s/E. Bradley Jones
--------------------------
E. Bradley Jones


/s/Reginald H. Jones
--------------------------
Reginald H. Jones


/s/T. Evans Wyckoff
--------------------------
T. Evans Wyckoff


/s/William J. Cabaniss, Jr.
---------------------------
William J. Cabaniss, Jr.


/s/Robert D. Kennedy
---------------------------
Robert D. Kennedy


/s/Robert E. Powell
---------------------------
Robert E. Powell


/s/John M. Casey
---------------------------
John M. Casey

                                 BALCH & BINGHAM
                               Post Office Box 306
                            Birmingham, Alabama 35201
                                  (205)251-8100
(205)226-3459

                                                 November 27, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

Attention:  Filing Desk, Stop 1-4

                  Re:      Birmingham Steel Corporation
                           Commission File No. 1-9820
                       Registration Statement on Form S-3

Gentlemen:

                  Pursuant to the Securities Act of 1933 and the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder, we are filing by EDGAR on behalf of Birmingham Steel Corporation, a Delaware corporation (the "Registrant"), CIK NO. 0000779334, a Registration Statement on Form S-3 with respect to the issuance of 1,000,000 shares of $0.01 par value common stock of the Registrant, together with required exhibits.

                  A filing fee of $5,689.66, payable to the account of the Securities and Exchange Commission, has been wired to a lockbox at Mellon Bank in Pittsburgh.

                  If any questions should arise regarding this Registration Statement, please contact the undersigned at (205)225-3459, or at the above address.

                                                               Yours very truly,

                                                           /s/ Gregory S. Curran

                                                               Gregory S. Curran

GSC:jhb
Enclosures

cc:      Mr. William R. Lucas, Jr.
         Mr. John M. Casey